                                                               1.   Exhibit J-5


                            FORM OF PROMISSORY NOTE


          FOR VALUE RECEIVED, NEW CENTURY ENTERPRISES, INC., a Delaware corporation ("NC Enterprises"), hereby promises to pay to the order of Southwestern Public Service Company ("SPS") in lawful money of the United States of America in immediately available funds, the principal amount of
             U.S. Dollars ($          ) as set forth below.

          NC Enterprises also promises to pay interest in like money on the unpaid principal amount hereof from the date hereof until paid at a rate per
annum of     %.

          Principal and interest payments shall be made on each of each year
commencing             in the amounts as set forth in Annex I hereto.

          NC Enterprises may prepay all or any part of the principal amount of this Note (together with interest accrued through the date of such payment on the principal amount pre-paid) from time to time and at any time without penalty or premium.

          SPS may, at its option, declare the unpaid balance of this Note, together with interest accrued thereon, to be immediately due and payable, whereupon this Note shall become immediately due and payable, upon the failure of NC Enterprises to make any payments hereunder when due.

          NC Enterprises hereby waives presentment, protest or notice of any kind in connection with this Note.

          THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE.

                                       NEW CENTURY ENTERPRISES, INC.


                                       By:
                                          --------------------------------

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                                                                         ANNEX I


                                DEBT SCHEDULE


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          Beginning       Loan        Interest      Principal       Ending
          Principal     Payment       Payment        Payment      Principal
--------------------------------------------------------------------------------
 1997   $120,415,511   $ 9,633,241   $ 9,633,241   $       -0-   $120,415,511
--------------------------------------------------------------------------------
 1998    120,415,511     9,633,241     9,633,241           -0-    120,415,511
--------------------------------------------------------------------------------
 1999    120,415,511     9,633,241     9,633,241           -0-    120,415,511
--------------------------------------------------------------------------------
 2000    120,415,511    11,011,769     9,633,241     1,378,528    119,036,983
--------------------------------------------------------------------------------
 2001    119,036,983    11,011,769     9,522,959     1,488,811    117,548,172
--------------------------------------------------------------------------------
 2002    117,548,172    11,011,769     9,403,854     1,607,915    115,940,257
--------------------------------------------------------------------------------
 2003    115,940,257    11,011,769     9,275,221     1,736,549    114,203,708
--------------------------------------------------------------------------------
 2004    114,203,708    11,011,769     9,136,297     1,875,473    112,328,235
--------------------------------------------------------------------------------
 2005    112,328,235    11,011,769     8,986,259     2,025,510    110,302,725
--------------------------------------------------------------------------------
 2006    110,302,725    11,011,769     8,824,218     2,187,551    108,115,174
--------------------------------------------------------------------------------
 2007    108,115,174    11,011,769     8,649,214     2,362,555    105,752,618
--------------------------------------------------------------------------------
 2008    105,752,618    11,011,769     8,460,209     2,551,560    103,201,058
--------------------------------------------------------------------------------
 2009    103,201,058    11,011,769     8,256,085     2,755,685    100,445,374
--------------------------------------------------------------------------------
 2010    100,445,374    11,011,769     8,035,630     2,976,139     97,469,235
--------------------------------------------------------------------------------
 2011     97,469,235    11,011,769     7,797,539     3,214,230     94,255,004
--------------------------------------------------------------------------------
 2012     94,255,004    11,011,769     7,540,400     3,471,369     90,783,635
--------------------------------------------------------------------------------
 2013     90,783,635    11,011,769     7,262,691     3,749,078     87,034,557
--------------------------------------------------------------------------------
 2014     87,034,557    11,011,769     6,962,765     4,049,005     82,985,552
--------------------------------------------------------------------------------
 2015     82,985,552    11,011,769     6,638,844     4,372,925     78,612,627
--------------------------------------------------------------------------------
 2016     78,612,627    11,011,769     6,289,010     4,722,759     73,889,868
--------------------------------------------------------------------------------
 2017     73,889,868    11,011,769     5,911,189     5,100,580     68,789,288
--------------------------------------------------------------------------------
 2018     68,789,288    11,011,769     5,503,143     5,508,626     63,280,662
--------------------------------------------------------------------------------
 2019     63,280,662    11,011,769     5,062,453     5,949,316     57,331,346
--------------------------------------------------------------------------------
 2020     57,331,346    11,011,769     4,586,508     6,425,262     50,906,084
--------------------------------------------------------------------------------
 2021     50,906,084    11,011,769     4,072,487     6,939,283     43,966,802
--------------------------------------------------------------------------------
 2022     43,966,802    11,011,769     3,517,344     7,494,425     36,472,376
--------------------------------------------------------------------------------
 2023     36,472,376    11,011,769     2,917,790     8,093,979     28,378,397
--------------------------------------------------------------------------------
 2024     28,378,397    11,011,769     2,270,272     8,741,497     19,636,900
--------------------------------------------------------------------------------
 2025     19,636,900    11,011,769     1,570,952     9,440,817     10,196,083
--------------------------------------------------------------------------------
 2026     10,196,083    11,011,769       815,687    10,196,083            -0-
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